UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2025

IHEARTMEDIA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38987	26-0241222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20880 Stone Oak Parkway
San Antonio, Texas 78258
(Address of principal executive offices)
Registrant’s telephone number, including area code: (210) 822-2828

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	IHRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2025, iHeartMedia, Inc. (the “Company”) announced that it intends to nominate Robert Millard as a director of the Company at the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”).

Mr. Millard is the current Lead Independent Director and former Chairman of the board of directors of L3Harris Technologies, Inc., a major defense technology company, and its predecessor, L3 Technologies, which Mr. Millard cofounded and where he has served in various capacities since 1997. He has also served on the board of directors of Evercore Inc. since 2012. He formerly served as Chairman of the MIT Corporation from 2014 to 2020, where he continues to serve as Chairman Emeritus, and was also the chairman of the MIT Investment Management Company endowment board. Prior to becoming Chairman of MIT Corporation, Mr. Millard served as the Chairman of Realm Partners LLC from 2009 to 2014 and held various senior roles, including Managing Director at Lehman Brothers and its predecessors from 1976 to 2008. The Company believes his significant business, finance and strategic planning experience will be valuable contributions to the Board. Mr. Millard is expected to be appointed as a member of the Compensation Committee of the Board of Directors (the “Board”) and as the Chair of the Board’s Audit Committee, effective upon his election to the Board at the 2025 Annual Meeting.

On March 26, 2025, Brad Gerstner informed the Company of his intention not to stand for re-election to the Board at the Company’s 2025 Annual Meeting to focus on other commitments and accordingly, his term will end on the date of the 2025 Annual Meeting. Mr. Gerstner’s decision is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, and the Company thanks Mr. Gerstner for his significant contributions to the Board since 2019.

Item 7.01. Regulation FD Disclosure.

In connection with the above announcement, the Company issued a press release which is furnished hereto as Exhibit 99.1. The information contained in Item 7.01 of this report (including Exhibit 99.1) shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, or incorporated by reference into its filings under the Securities Act of 1933, as amended.

Item 9.01(d). Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2025	IHEARTMEDIA, INC.

	By:	/s/ Jordan R. Fasbender
	Name:	Jordan R. Fasbender
	Title:	Executive Vice President, Chief Legal Officer and Secretary